UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2025

2seventy bio, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40791	86-3658454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 675-7270

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TSVT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 11, 2025 by 2seventy bio, Inc., a Delaware corporation (the “Company” or “2seventy bio”), 2seventy bio entered into an Agreement and Plan of Merger, dated March 10, 2025 (the “Merger Agreement”), with Bristol-Myers Squibb Company, a Delaware corporation (“Bristol-Myers Squibb”), and Daybreak Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Bristol-Myers Squibb (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Purchaser commenced a tender offer (the “Offer”) on April 14, 2025 to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), at a price per share of $5.00 (“Offer Price”), without interest and subject to any withholding of taxes required by applicable law.

The Offer and related withdrawal rights expired one minute after 11:59 p.m., New York City time, on May 12, 2025 (such time, the “Expiration Time”). Equiniti Trust Company, LLC, in its capacity as the depositary for the Offer, has advised that, as of the Expiration Time, 43,542,774 shares of Company Common Stock were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 81.8% of the total number of shares of Company Common Stock outstanding at the Expiration Time. As each of the conditions of the Offer was satisfied, on May 13, 2025, Purchaser accepted for payment all shares of Company Common Stock that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the conditions to the merger of Purchaser with and into 2seventy bio (the “Merger”) set forth in the Merger Agreement were satisfied, and on May 13, 2025, Bristol-Myers Squibb completed its acquisition of 2seventy bio by consummating the Merger without a meeting of stockholders of 2seventy bio in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with 2seventy bio continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock (other than (a) shares of Company Common Stock held in the treasury of 2seventy bio, (b) shares of Company Common Stock that as of immediately prior to the Effective Time were owned by Bristol-Myers Squibb or Purchaser or any of their direct or indirect subsidiaries, (c) shares of Company Common Stock irrevocably accepted for payment in the Offer (the shares described in clauses (a)-(c), collectively, the “Excluded Shares”), and (d) shares of Company Common Stock held by a holder entitled to demand and who properly demanded appraisal of such shares of Company Common Stock pursuant to, and who complied in all respects with, Section 262 of the DGCL (the shares of Company Common Stock described in clause (d), the “Appraisal Shares”)) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any withholding of taxes required by applicable law. As a result of the Merger, 2seventy bio became a wholly owned subsidiary of Bristol-Myers Squibb.

In addition, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, (i) each option to purchase shares of Company Common Stock (a “Company Option”), whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time and had a per share exercise price that was less than the Merger Consideration fully vested, was cancelled and was automatically converted into the right to receive for each share of Company Common Stock underlying such Company Option immediately prior to the Effective Time, without interest and subject to deduction for any required withholding for applicable taxes, an amount in cash from Bristol-Myers Squibb or the surviving corporation equal to the excess of the Merger Consideration over the per share exercise price of such Company Option, (ii) each Company Option, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time and had a per share exercise price that was equal to or greater than the Merger Consideration was automatically cancelled for no consideration, and (iii) each outstanding and unsettled restricted stock unit award with respect to shares of Company Common Stock (each, a “Company RSU Award”), whether vested or unvested, fully vested, was cancelled and was automatically converted into the right to receive, subject to deduction for any required withholding for applicable taxes, an amount in cash from Bristol-Myers Squibb or the surviving corporation equal to the number of shares of Company Common Stock underlying such Company RSU Award immediately prior to the Effective Time multiplied by the Merger Consideration.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of May 13, 2025 and in connection with the completion of the Merger, the Company terminated its 2021 Employee Stock Purchase Plan and 2021 Stock Option and Incentive Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

The aggregate consideration paid by Bristol-Myers Squibb and Purchaser in the Offer and the Merger to acquire the shares of Company Common Stock was approximately $264.6 million. Bristol-Myers Squibb paid or otherwise provided Purchaser with the necessary funds to fund the Offer and the Merger from its cash on hand.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On May 13, 2025 2seventy bio (i) notified The Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the shares of Company Common Stock effective before the opening of trading on May 13, 2025 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the shares of Company Common Stock will no longer be listed on Nasdaq. 2seventy bio intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the shares of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of 2seventy bio’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Offer and the subsequent consummation of the Merger, there was a change in control of 2seventy bio, and 2seventy bio became a wholly owned subsidiary of Bristol-Myers Squibb.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

As of the Effective Time, Nick Leschly, Chip Baird, Sarah Glickman, Denice Torres, Marcela Maus, Wei Lin, Eli Casdin and Charles Newton resigned as directors of 2seventy bio and members of any committee of 2seventy bio’s board of directors. Effective as of immediately after the Effective Time, Sandra Ramos-Alves, Amy Fallone and Sophia Park became members of 2seventy bio’s board of directors in connection with the consummation of the Merger.

Officers

Following the time that was immediately after the Effective Time, all executive officers of 2seventy bio were removed from their respective positions as the executive officers of 2seventy bio. Concurrently with such executive officers’ removal, Sandra Ramos-Alves was appointed to serve as the President and Treasurer of 2 seventy bio. Information regarding the new directors has been previously disclosed in Schedule I of the Offer to Purchase filed as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed by Bristol-Myers Squibb and Purchaser with the SEC on April 14, 2025, as subsequently amended, which schedule is incorporated herein by reference.  None of Sandra Ramos-Alves, Amy Fallone or Sophia Park have a family relationship with any director or executive officer of 2seventybio (or any person nominated or chosen by 2seventybio to become a director or executive officer of 2seventybio) or a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, 2seventy bio’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (as so amended and restated, the “Second Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, 2seventy bio’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (as so amended and restated, the “Second Amended and Restated By-Laws”).

Copies of the Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of March 10, 2025, by and among Bristol-Myers Squibb Company, Daybreak Merger Sub Inc. and 2seventy bio, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by 2seventy bio with the SEC on March 11, 2025).

3.1	Second Amended and Restated Certificate of Incorporation, dated May 13, 2025.
3.2	Second Amended and Restated By-Laws, dated May 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101).

* Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2025	2seventy bio, Inc.
	By:	/s/ Amy Fallone
Amy Fallone
Vice President and Secretary